UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 21, 2023

Fortress Biotech, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35366 (Commission File Number)	20-5157386 (IRS Employer Identification No.)

1111 Kane Concourse, Suite 301

Bay Harbor Islands, FL 33154

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act.

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FBIO	Nasdaq Capital Market
9.375% Series A Cumulative Redeemable Perpetual Preferred Stock	FBIOP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described under Item 5.07 of this Current Report on Form 8-K (the “Current Report”), on June 21, 2023, the stockholders of Fortress Biotech, Inc. (the “Company” or “Fortress”) voted at the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”) to: (i) approve an amendment (the “Incentive Plan Amendment”) to the Company’s 2013 Stock Incentive Plan (the “Incentive Plan”) to increase the shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) available for issuance under the Incentive Plan by 7,000,000 shares from 16,000,000 shares to 23,000,000 shares and extend the term of the plan to December 31, 2033, and (ii) approve an amendment (the “ESPP Amendment” and together with the Incentive Plan Amendment, the “Plan Amendments”) to the Company’s 2012 Employee Stock Purchase Plan (the “ESPP”) to increase the shares of Common Stock available for issuance under the ESPP by 1,000,000 from 1,000,000 to 2,000,000.

The Company’s Board of Directors previously approved the Plan Amendments, subject to stockholder approval at the 2023 Annual Meeting. The Plan Amendments became effective at the time of stockholder approval.

Copies of the Incentive Plan Amendment and ESPP Amendment are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report and are incorporated by reference in this Item 5.02. The material terms of the Incentive Plan and ESPP, each as so amended, are described in the Company’s definitive proxy statement on Schedule 14A for the 2023 Annual Meeting (the “2023 Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on April 28, 2023.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 21, 2023, the Company held the 2023 Annual Meeting at 10:00 a.m. Eastern Time by means of an online virtual meeting platform.

At the 2023 Annual Meeting, the following four proposals were approved: (i) the election of eight directors to hold office until the 2024 annual meeting of stockholders or until such director resigns or is removed from office; (ii) the ratification of the appointment of KPMG LLP as Fortress’s independent registered public accounting firm for the year ending December 31, 2023; (iii) an amendment to the Incentive Plan to increase the shares of Common Stock available for issuance under the Incentive Plan by 7,000,000 shares from 16,000,000 to 23,000,000 and extend the term of the plan to December 31, 2033; and (iv) an amendment to the ESPP to increase the shares of Common Stock available for issuance under the ESPP by 1,000,000 from 1,000,000 to 2,000,000. The four proposals are described in detail in the 2023 Proxy Statement.

Proposal 1

The votes with respect to the election of eight directors to hold office until the 2024 annual meeting of stockholders were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Lindsay A. Rosenwald, M.D.	65,231,237	827,398	34,919,105
Michael S. Weiss	63,192,696	2,865,939	34,919,105
Eric R. Rowinsky, M.D.	59,716,534	6,342,101	34,919,105
J. Jay Lobell	63,930,573	2,128,062	34,919,105
Jimmie Harvey, Jr., M.D.	65,276,580	782,055	34,919,105
Dov Klein, C.P.A.	60,924,252	5,134,383	34,919,105
Malcolm Hoenlein	60,908,825	5,149,810	34,919,105
Kevin L. Lorenz, J.D.	60,998,382	5,060,253	34,919,105
Lucy Lu, M.D.	64,968,753	1,089,882	34,919,105

Proposal 2

The vote with respect to the ratification of KPMG LLP as Fortress’s independent registered accounting firm for the year ending December 31, 2023 was as follows:

Total Votes For	Total Votes Against	Abstentions
100,561,358	349,645	66,737

Proposal 3

The vote with respect to the approval of an amendment to Fortress’s Incentive Plan was as follows:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
62,543,510	3,400,208	114,917	34,919,105

Proposal 4

The vote with respect to the approval of an amendment to Fortress’s ESPP was as follows:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
63,118,584	2,791,004	149,047	34,919,105

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Description

10.1	Amendment to the Fortress Biotech, Inc. 2013 Stock Incentive Plan.

10.2	Amendment to the Fortress Biotech, Inc. 2012 Employee Stock Purchase Plan.

104	Cover Page Interactive Data File (the cover page XBRL tags are imbedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Biotech, Inc.
(Registrant)

Date: June 23, 2023
	By:	/s/ Lindsay A. Rosenwald, M.D.
Lindsay A. Rosenwald, M.D.
Chairman, President and Chief Executive Officer